Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of BioLife Solutions, Inc. of our report dated February 12, 2014, on our audits of the financial statements of BioLife Solutions, Inc. as of and for the years ended December 31, 2013 and 2012.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
March 20, 2014